CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT 10.17 AS INDICATED BY '***', PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                  LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into effective April 28, 1998 by and between STANLEY LOGISTICS, INC., a Delaware corporation, and THE STANLEY WORKS, a Connecticut corporation, with the principal place of business at 1000 Stanley Drive, New Britain, Connecticut 06053 (collectively "OWNER"); and JORE CORPORATION, a Montana corporation with its principal place of business at 45000 Highway 93 South, Ronan, Montana 59864 ("LICENSEE"). The parties hereby agree as follows:

1.   DEFINITIONS.

1.1. LICENSED ARTICLES means each of the articles of merchandise or products, and their packaging or component parts, bearing the PROPERTY as set forth in EXHIBIT 1.

1.2. PROPERTY means the names, symbols, designs, logos, artwork, copyrights, trade dress and trademarks set forth in SCHEDULE A.

1.3. LICENSED TERRITORY means the country or countries set forth in EXHIBIT 2.

1.4. NET SALES means gross sales at the invoice price billed to any of LICENSEE's customers less actual discounts, actual returns and separately listed applicable taxes and shipping/handling costs. Quantity discounts are limited in the aggregate to *** of the total of the regular list price for all of the LICENSED ARTICLES sold during each calendar year. No deduction shall be taken for cash discounts, early payment discounts, year-end rebates, costs incurred in manufacturing, selling, distributing, or advertising (including cooperative and promotional allowances), uncollectible accounts, commissions, or any other amounts. At the written request of LICENSEE, OWNER may allow a deduction for an advertising allowance granted to customers for the broadcast of a local or national television spot promoting the LICENSED ARTICLES.

1.5. ROYALTY PAYMENTS means the total NET SALES of all LICENSED ARTICLES sold during the preceding calendar quarter, multiplied by the applicable ROYALTY RATE.

1.6. ROYALTY RATE means the percentage of NET SALES to be paid by LICENSEE to OWNER as provided on Exhibit 3.

1.7. SECONDS means merchantable LICENSED ARTICLES not suitable for sale at list price because they contain minor production or material flaws not affecting proper usage of the PROPERTY or the LICENSED ARTICLE.

1.8. PREMIUMS means any product sold at cost or near cost, given away for free or otherwise used for the purpose of increasing the sale, promoting, or publicizing any other product, or any service, including but not limited to incentives for sales forces, trade and consumer promotions and incentives for fundraising.

2.   GRANT OF LICENSE.

2.1. EXCLUSIVE LICENSE. OWNER hereby grants to LICENSEE an exclusive license to use the PROPERTY in the LICENSED TERRITORY solely upon or in connection with LICENSED ARTICLES pursuant to the terms and conditions of this Agreement. Provided LICENSEE earns and pays the Minimum Royalties required hereunder each calendar year, this Agreement shall remain exclusive as just described. In the event LICENSEE fails to earn or pay such Minimum Royalties in any calendar year, this Agreement shall, by written notice from OWNER, become non-exclusive.

2.2. TERM. The terms of the license granted by this Agreement shall be for the period set forth on EXHIBIT 2, unless sooner terminated in accordance with the provisions hereof.

     In the event LICENSEE has earned and paid ROYALTY PAYMENTS in an amount equal to the GUARANTEED PAYMENTS as set forth under EXHIBIT 3 for the year 2003 and provided, that LICENSEE is not in breach of any provision of the Agreement, then LICENSEE may renew this Agreement for a term of five (5) years.

2.3. LIMITATIONS ON LICENSE. No license is granted hereunder for the use of the PROPERTY for any purpose other than upon or in connection with the LICENSED ARTICLES. The license does not give LICENSEE any right, title or interest in the PROPERTY other than the right to use the PROPERTY in accordance with the license. No license is granted hereunder for the manufacture, sale or distribution of LICENSED ARTICLES to be used as PREMIUMS, in combination sales, or to be disposed of under similar methods of merchandising.

3. ROYALTIES, MINIMUM GUARANTEES, REPORTS AND PAYMENTS, DISTRIBUTION AND MARKETING AND SALE TO OWNER

3.1. ROYALTY RATES. LICENSEE agrees that it will pay to OWNER an amount equal to the percentage set forth on EXHIBIT 3 of all NET SALES of LICENSED ARTICLES made during the TERM of this Agreement and during any period of extension or renewal (hereinafter the "ROYALTY PAYMENTS"). The ROYALTY RATE to be paid on all sales made on a letter of credit or F.O.B. basis shall be at 140% of the ROYALTY RATE set forth herein. Payments shall be sent and made payable to The Beanstalk Group, Inc., in accordance with Paragraph 3.7.

3.2. ADVANCE PAYMENT.  LICENSEE will pay OWNER the amount set forth on
EXHIBIT 3 on the date specified therein, as a non-refundable advance payment to be credited against ROYALTY PAYMENTS to become due during the initial term hereof. Such advance payment shall be sent and made payable to The Beanstalk Group, Inc., in accordance with Paragraph 3.7.

3.3. MINIMUM ROYALTIES. LICENSEE agrees to pay OWNER the minimum guaranteed ROYALTY PAYMENTS set forth on EXHIBIT 3, according to the payment schedule set forth therein, for the initial term and the renewal term, if any. Minimum guaranteed ROYALTY PAYMENTS shall be applied only against the period they relate to and shall not be applicable to any other period.

The minimum ROYALTY PAYMENTS set forth in this Paragraph are obligations of LICENSEE to OWNER and are fully earned by OWNER upon execution of this Agreement. If such minimum ROYALTY PAYMENTS are not achieved as set forth in each calendar year and each territory, if applicable, the difference between such minimum ROYALTY PAYMENTS and the actual ROYALTY PAYMENTS for each calendar year and each country, if applicable, shall be paid to OWNER within thirty (30) days from the end of each calendar year.

If this Agreement is terminated by OWNER because of any breach by LICENSEE, all of the minimum ROYALTY PAYMENTS set forth in this section for the then current term shall be deemed to be fully earned and shall be paid to OWNER within thirty
(30) days from the effective date of any such termination.

3.4. MINIMUM NET SALES. LICENSEE shall maintain minimum sales of LICENSED ARTICLES in each annual period as set forth on EXHIBIT 4.

3.5. ROYALTY REPORT FORM. All ROYALTY REPORTS shall be sent to The Beanstalk Group, Inc. pursuant to Paragraph 3.6 and to OWNER pursuant to Paragraph 16 and shall be in the form of SCHEDULE B ("ROYALTY REPORT"), or a substantially similar alternative format approved by OWNER. LICENSEE agrees that OWNER shall have the right, at its sole discretion, upon thirty (30) days advance written notice to LICENSEE, to change the form of ROYALTY REPORT. Such change of the ROYALTY REPORT may include an electronic form to be provided by OWNER.

3.6. REPORTS AND PAYMENTS. Within thirty (30) days from the end of each calendar quarter, LICENSEE shall furnish ROYALTY REPORTS and make corresponding ROYALTY PAYMENTS to The Beanstalk Group, Inc., 950 Third Avenue, New York, New York 10022, U.S.A., on behalf of OWNER, with copies to OWNER, in U.S. Dollars at LICENSEE's sole expense. ROYALTY REPORTS shall be furnished to OWNER whether or not any LICENSED ARTICLES have sold and whether or not royalties are due and payable for the calendar quarter.

3.7. METHOD OF PAYMENT. All ROYALTY PAYMENTS, other payments and any applicable interest shall be made payable to The Beanstalk Group, Inc., 950 Third Avenue, New York, New York 10022, U.S.A., or Citibank N.A., 399 Park Avenue, New York, New York 10043, Account No.: 05405875, ABA No.: 021000089, with copies to
OWNER, utilizing check or electronic bank transfer of funds.

Written confirmation of each electronic transfer and all ROYALTY REPORTS and any other reports of payments as required by this Agreement shall be signed by LICENSEE's authorized officer and certified as accurate, and shall be sent to OWNER pursuant to Paragraph 16 on or before the due date.

If any inconsistencies or mistakes are discovered in such ROYALTY REPORT or payments, they shall immediately be rectified and the appropriate payment made by LICENSEE if any underpayment was made, or set off against LICENSEE's next ROYALTY PAYMENT and/or other payment to OWNER if an overpayment was made by LICENSEE.

3.8. INTEREST DUE ON ALL PAST DUE AMOUNTS. Any past due amount by LICENSEE whether due pursuant to this Paragraph or any other Paragraph of this Agreement shall bear interest at the then current prime rate plus five percent (5%) per annum as quoted by Citibank, New York, N.Y., United States of America, which is applicable from the due date until the date of payment.

3.9. CONVERSION INTO DOLLARS AND MISCELLANEOUS PROVISIONS.
     (for contracts covering countries outside U.S.)

     LICENSEE agrees that all currency conversions into U.S. dollars for sales made outside the U.S. in currency other than U.S. dollars shall be made by utilizing the exchange rate in effect on the last business day of the period for which such royalties are due as reported in THE WALL STREET JOURNAL.

     The cost of conversion of all local currencies into U.S. dollars shall be the sole expense of LICENSEE. Any cost of conversion built into a bank's exchange rate must be accounted for with a corresponding increase in the amount being converted so that all the costs of conversion of all local currencies into U.S. dollars shall be the sole expense of LICENSEE.

     LICENSEE shall withhold as taxes on all payments to be made to OWNER only such amounts as are absolutely required to be withheld by law in the country from which payment is being made. LICENSEE shall submit to OWNER originals of the remittance voucher and the official receipt evidencing the payment of the corresponding taxes. LICENSEE shall fully cooperate with OWNER and provide such information and records as OWNER may require in connection with any application by OWNER to the tax authorities in any country of the LICENSED TERRITORY and/or the United States of America including but not limited to, the obtaining of a credit for any withholding tax paid in the LICENSED TERRITORY or any country from which ROYALTY PAYMENTS and any other payments are being made by LICENSEE to OWNER pursuant to this Agreement.

3.10. BUSINESS PLAN. Upon thirty (30) days from OWNER's written request, LICENSEE shall provide OWNER a written business plan detailing information including, but not limited to, LICENSEE's product development plans, advertising, merchandising and promotional activities and breakdown of sales by accounts.

3.11. DISTRIBUTION AND MARKETING OF LICENSED ARTICLES. LICENSEE recognizes that the PROPERTY has a reputation for high quality products, and that the distribution, sale and marketing of LICENSED ARTICLES might affect the reputation of the PROPERTY. The nature and quality of all LICENSED ARTICLES and all related advertising, promotion, distribution, sale, marketing and other related uses shall conform to the standard set by, and be under the control of, OWNER, who might, at its sole discretion and subject to applicable laws and regulations, restrict or limit the distribution and sale of the LICENSED ARTICLES to certain channels or means of distribution, sale or marketing. This license is granted only for sale in the channels of distribution set forth on
EXHIBIT 4.

3.12. SALE TO OWNER. LICENSEE agrees to sell to OWNER such quantities of the LICENSED ARTICLES as OWNER reasonably requires at the lowest published/invoiced wholesale price and on as good terms as LICENSEE sells similar quantities of the LICENSED ARTICLES to the general trade.

4.   RECORDS, AUDIT AND AUDITOR'S CERTIFICATION.

4.1. RECORDS. During the TERM of this Agreement and for at least three (3) years thereafter, LICENSEE shall keep in its possession or under its control accurate records covering all transactions relating to this Agreement. Records shall include, but not be limited to, invoices, correspondence, financial information, inventory records, manufacturing, quality control and approvals. LICENSEE shall consistently use a separate symbol or number to identify all LICENSED ARTICLES.

4.2. AUDIT. OWNER shall have the right to conduct an audit and make copies of all records listed in Paragraph 4.1., above, and to make a physical inventory count of LICENSED ARTICLES in production and/or storage. If the audit reveals a royalty underpayment of three percent (3%) or more or if LICENSED ARTICLES were sold during the audit period without final approval, LICENSEE agrees to reimburse OWNER for all of its out-of-pocket costs and expenses of the audit. OWNER shall invoice LICENSEE and LICENSEE shall pay such invoice within thirty
(30) days.

     Audits may be performed by OWNER's own employees and/or its designated independent auditor, all of whom shall hold LICENSEE's audit information in confidence, pursuant to Paragraph 12. Audit information shall only be used for purposes of this Agreement, including, without limitation, judicial enforcement of the obligations of LICENSEE.

5.   APPROVALS.

5.1. APPROVAL PROCESS. LICENSEE, at is expense, shall submit to OWNER all items including, but not limited to, products, packaging, labeling, point of sale materials, trade show displays, sales materials and advertising, bearing the PROPERTY, and if such items are in a foreign language, certification that the translations of such items are accurate, for OWNER's advance written approval prior to sale or distribution at all stages listed below.

     CONCEPT        Rough sketches or layout concepts;
     PROTOTYPE      Prototypes or finished artwork; and
     FINAL          Pre-production sample.

     The following rules shall apply to ALL STAGES of the approval process:

     1. LICENSEE shall not make any use of, sell or distribute such items as listed in this Section 5.1, prior to OWNER granting final written approval.

     2. OWNER shall have twenty (20) business days from OWNER's actual receipt to review and respond in writing to each of LICENSEE's submissions.

     3. OWNER, in its sole discretion, reserves the right to reject an item approved at a prior stage if it departs from the approved sample.

     4. In the event of any modification or change in quality of the items, whether during the approval process or after final approval has been granted, such items shall be re-submitted for approval.

     5. LICENSEE shall disclose all sources for any artwork not supplied by OWNER.

     6.   All submissions become the property of OWNER.

     7. Upon LICENSEE's written request, OWNER shall return prototypes and final artwork at LICENSEE's expense provided LICENSEE supplies photographs of same.

     8. LICENSEE shall not have any rights against OWNER for damages or other remedy by reason of OWNER's failure or refusal to grant any approval referred to in this Paragraph.

     9. LICENSEE shall not advertise in any publication or communications medium which could damage the goodwill of the PROPERTY, in OWNER's sole discretion.

     10. LICENSEE shall supply OWNER with twelve (12) production samples of each LICENSED ARTICLE.

     11.  No facsimile transmissions will be accepted for approval.

     12. LICENSEE agrees not to use the PROPERTY or the OWNER's trademarks, artwork and/or designs or any component thereof in any business sign, business cards, stationery or forms nor as part of the name of the LICENSEE's business or any division thereof.

     13. All press releases and/or public announcements by LICENSEE in connection with the subject matter of this Agreement shall be subject to prior written approval by OWNER, both as to the content, timing and distribution of any such release. LICENSEE shall not have any rights against OWNER for damages or other remedy by reason of OWNER's failure or refusal to grant approval of any press release.

     14. LICENSEE agrees to furnish to OWNER its DHL, Federal Express and/or UPS number for OWNER to use to transmit samples to expedite the approval process.

5.2. RIGHT TO SUSPEND APPROVAL PROCESS. In addition to its other remedies, OWNER reserves the right to suspend the approval process after OWNER has given LICENSEE notice of breach of this Agreement, until LICENSEE has cured the breach.

5.3. NO WAIVERS. Approvals granted by OWNER under this Paragraph shall extend only to LICENSEE's use of the PROPERTY. The provisions for indemnity under this Agreement and LICENSEE's other obligations shall not be waived by approval of LICENSED ARTICLES by OWNER.

5.4. INSPECTION. LICENSEE shall allow OWNER or its designees to enter LICENSEE's premises and/or the premises where the LICENSED ARTICLES are being manufactured and/or packaged during regular business hours for the purpose of inspecting the LICENSED ARTICLES and the promotional and packaging material relating to the LICENSED ARTICLES in order that OWNER may determine that the provisions of this Agreement are being observed by LICENSEE.

6.   QUALITY CONTROL.

6.1. LICENSEE COMPLIANCE WITH APPLICABLE LAW AND SCHEDULE D. All LICENSED ARTICLES shall be manufactured, sold, labeled, packaged, distributed and advertised in accordance with all applicable laws and regulations and Schedule D hereto.

6.2. SECONDS AND DISPOSAL. If, during the manufacture of the LICENSED ARTICLES, any SECONDS are produced, LICENSEE shall destroy such SECONDS unless OWNER, in its sole discretion, provides LICENSEE with express written instructions to otherwise dispose of such SECONDS. All products, packaging, labeling, point of sale, sales materials and advertising bearing trademarks, artwork and/or designs of OWNER produced by LICENSEE which are not suitable for use or sale pursuant to this Agreement shall be promptly destroyed.

7.   ARTWORK.

7.1. RIGHT TO USE AND ASSIGNMENT TO OWNER. OWNER, in its sole discretion, will provide LICENSEE, at LICENSEE's expense, available artwork and designs which LICENSEE can only use on LICENSED ARTICLES.

     LICENSEE irrevocably and in perpetuity assigns to OWNER all worldwide right, title and interest in and to any artwork, concept, design, image, model or the like (collectively "Artwork") incorporating, in whole or in part, the PROPERTY. OWNER has the sole and exclusive right to use, change, license or modify such Artwork, without any obligation, financial or otherwise, to LICENSEE. Artwork which qualify as a "work-made-for-hire" under applicable copyright laws in the LICENSED TERRITORY are agreed to be "work-made-for-hire" owned by OWNER.

     If such Artwork is made by a third party for LICENSEE, LICENSEE shall obtain an assignment from such third party using SCHEDULE C (Artwork Assignment Agreement,) and shall use its best efforts to have such Artwork made as a "work-made-for-hire."

     LICENSEE, at its expense, shall provide OWNER with reproducible materials of all such Artwork within thirty (30) days of OWNER's written request.

     This Paragraph does not give OWNER any right, title or interest in or to the copyrights, trade dress or trademarks of LICENSEE.

8.   LICENSED ARTICLE MARKINGS.

8.1. LABELING REQUIREMENTS. LICENSEE shall use and display the PROPERTY only in such form and manner as are specifically approved by OWNER. LICENSEE shall cause to appear on all LICENSED ARTICLES produced hereunder and on their tags, packaging, advertising and promotional materials such legends, markings and notices as OWNER may request, which unless otherwise notified by OWNER shall be set forth in EXHIBIT 7.

9.   INTELLECTUAL PROPERTY PROTECTION.

9.1. PROTECTION. LICENSEE acknowledges the ownership, validity, great value and goodwill of the PROPERTY and acknowledges that all rights therein (including trademark and copyright) and good will attached thereto belongs exclusively to OWNER, that the PROPERTY has secondary meanings in the minds of the public and that all use of the PROPERTY will inure to the benefit of OWNER. LICENSEE shall not, during the term of this Agreement or thereafter, attack or put in issue the title or any rights of OWNER in and to the PROPERTY.

     LICENSEE covenants that, notwithstanding any other provision of this Agreement, it will never take any action which it knows or has reason to know would threaten to injure the image or reputation of OWNER or any of its copyrights, trade dress, trademarks or products.

9.2. REGISTRATIONS. LICENSEE shall assist OWNER at OWNER's expense, to the extent necessary in OWNER's opinion, in procuring, protecting and defending any of OWNER's rights in the PROPERTY, in the filing and prosecution of any trademark application, copyright application or other applications for the PROPERTY, the recording or canceling of this Agreement, and the publication of any notices or the doing of any other act or acts with respect to the PROPERTY, including the prevention of the use thereof by an unauthorized person, firm or corporation, that in the judgment of OWNER may be necessary or desirable. For these purposes, LICENSEE shall supply to OWNER, free of cost to OWNER, such samples, containers, labels and similar materials as may reasonably be required in connection with any such actions. OWNER, at its sole expense, shall file all trademark applications, and register the PROPERTY in the United States with respect to the LICENSED ARTICLES, and shall do the same to the extent necessary in OWNER's opinion, in countries outside the United States.

9.3. NOTICE OF INFRINGEMENT. LICENSEE shall notify OWNER promptly in writing of any alleged infringements or imitations by others of the PROPERTY in the LICENSED TERRITORY which come to LICENSEE's attention. OWNER shall have the sole right to determine what, if any, actions shall be taken on account of any such infringements or imitations. If OWNER so desires it may prosecute any claims or suits in its own name or join LICENSEE as a party thereto, all at OWNER'S expense.

     LICENSEE shall not institute any suit or take any action on account of any such infringements or imitations. LICENSEE shall not have any rights against OWNER for damages or other remedy by reason of OWNER's decision not to prosecute any alleged infringements or imitations by others of the PROPERTY or OWNER's artwork and designs. LICENSEE assumes the risk that there may be counterfeit and/or infringing articles of manufacture in the LICENSED TERRITORY.

9.4. DAMAGES FOR UNAUTHORIZED USE. LICENSEE acknowledges that the PROPERTY possesses special, unique, and extraordinary characteristics which make difficult the assessment of monetary damages which OWNER would sustain by LICENSEE's unauthorized use. LICENSEE recognizes that OWNER would suffer irreparable injury by such unauthorized use and agrees that injunctive and other equitable relief is appropriate in the event of a breach of this Agreement by LICENSEE. Such remedy shall not be exclusive of any other remedies available to OWNER, nor shall it be deemed an election of remedies by OWNER.

10.  WARRANTIES AND INDEMNIFICATION.

10.1.     WARRANTIES.  LICENSEE hereby warrants and represents to OWNER that:

     1. ALL LICENSED ARTICLES, packaging, labeling, advertising and sales materials are free from defects, merchantable, fit for their intended use, materially conform to samples which received final approval, comply with all legally applicable treaties, laws, regulations, standards and guidelines including, but not limited to, health, product safety and labeling, and that LICENSEE has obtained the necessary approvals and certification(s) throughout the LICENSED TERRITORY.

     2. All Artwork of LICENSEE created pursuant to Paragraph 7.1. are original; not in the public domain; not previously published; not a violation, infringement, unauthorized use or misappropriation of any intellectual property of any third party; not libelous or contrary to law; and to the best of LICENSEE's knowledge not the subject of any litigation or claim; and

     3. Pursuant to Paragraph 7.1., it has obtained a written assignment to OWNER of all Artwork made by a third party.

10.2. INDEMNIFICATION BY LICENSEE. LICENSEE shall indemnify and hold harmless OWNER, its officers, directors, employees and agents ("Indemnified Parties") with respect to any matter which arises out of any lawsuit, action, legal proceeding, claim or demand based upon:

     1. Any alleged defect in the LICENSED ARTICLES or the use or condition thereof;

     2. Any alleged violation, infringement, unauthorized use or misappropriation of any intellectual property of any third parties arising under or in conjunction with the manufacture, sale and/or use of any LICENSED ARTICLES; or

     3. Any breach or violation of any warranty, representation, term or condition of this Agreement by LICENSEE.

     This indemnification shall include all damages, interest, reasonable attorney's fees, costs and expenses which may be levied against or incurred by Indemnified Parties, including costs of collection of all amounts owed to OWNER by LICENSEE and costs of all actions by OWNER against LICENSEE to enforce LICENSEE's compliance with this Agreement.

     This obligation to indemnify and hold harmless Indemnified Parties shall not apply to any lawsuit, action, legal proceeding, claim or demand which is solely due to the negligence or wrongful acts of the Indemnified Parties or any alleged copyright or trademark infringement which is based on a claim that the approved use by LICENSEE of the PROPERTY infringes the copyright or trademark rights of such third parties.

LICENSEE and its officers, agents and employees shall cooperate fully with OWNER in the defense of any such lawsuit, action, legal proceeding, claim or demand.

Compliance by LICENSEE with the insurance provision of this Agreement shall not relieve LICENSEE from liability under this indemnity provision.

LICENSEE shall undertake and conduct the defense of any such lawsuit, action, legal proceeding, claim or demand and shall have sole responsibility therefore.

10.3. INDEMNIFICATION BY OWNER. OWNER shall indemnify and hold harmless LICENSEE, its officers, directors, employees and agents ("LICENSEE Indemnitees") with respect to any matter which arises out of any lawsuit, action, legal proceeding, claim or demand based upon:

     1. Any alleged copyright or trademark infringement arising out of the approved use of the PROPERTY as authorized in this Agreement; or

     2. Any breach or violation of any warranty, representation, term or condition of this Agreement by OWNER.

This indemnification shall include all damages, interest, reasonable attorney's fees, costs and expenses which may be levied against or incurred by LICENSEE Indemnitees.

OWNER shall undertake and conduct the defense of any such lawsuit, action, legal proceeding, claim or demand, and shall have the sole responsibility therefor.

10.4. COOPERATION. This obligation to indemnify and hold harmless LICENSEE Indemnitees shall not apply to any lawsuit, action, legal proceeding, claim or demand that is solely due to the negligence or wrongful acts of the LICENSEE Indemnitees.

Each party, and its officers, agents and employees, shall cooperate fully with the other party in the defense of any lawsuit, action, legal proceeding, claim or demand. Each party claiming a right of indemnification shall given notice to the other party within fifteen (15) days after learning of such lawsuit, action, legal proceeding, claim or demand.

11. INSURANCE. Upon execution of this Agreement, LICENSEE shall have and maintain at its sole cost and expense throughout the term of this Agreement, and the post-termination or expiration Sell-off Period, and for two (2) years thereafter, standard liability insurance from a recognized insurance company acceptable to OWNER. This insurance coverage shall provide a minimum comprehensive general liability insurance for each occurrence, bodily injury, property damage, personal injury, product liability, contractual liability and advertising injury liability in the amount set forth on EXHIBIT 5.

Such insurance coverage shall name OWNER as additional insured party against any and all claims, demands, causes of action, or damages, including reasonable attorney's fees.

The stipulated limits of coverage above shall not be construed as a limitation of any potential liability of LICENSEE to OWNER or third parties, and failure to request evidence of this insurance shall in no way be construed as a waiver of LICENSEE's obligation to provide the insurance coverage specified.

Such insurance policy shall provide that it may not be canceled or amended in a manner which restricts the existing coverage without at least thirty (30) days prior written notice to OWNER.

Within thirty (30) days after this Agreement is fully executed, (and thereafter at least thirty (30) days prior to the expiration of insurance coverage), LICENSEE shall furnish to OWNER a Certificate of

Insurance evidencing the foregoing coverage and specifically listing OWNER as additional insured party.

12. CONFIDENTIALITY. Neither party shall disclose, reveal, divulge, use or by whatever means make available, except as required to perform its obligations pursuant to this Agreement, the terms and conditions of this Agreement and information of the other party which was denominated or marked as "confidential" at the time of disclosure or confirmed in writing as "confidential" within thirty (30) days from an oral disclosure obtained from the other party during the TERM of this Agreement and for a period of three (3) years after this Agreement expires or is terminated for any reason without prior written permission from the other party. Each party hereto may disclose confidential information from the other party to its affiliates subject to all the terms and conditions of this Paragraph.

     The obligations of confidentiality shall not apply to information which:

     (i) Is, or subsequently becomes, available to the public through no fault of the receiving party.
     (ii) The receiving party can show was previously known to it at the time of disclosure.
     (iii) Is subsequently obtained from a third party who has obtained the information through no fault of the receiving party.
     (iv) Is independently developed as evidenced by the written records of the receiving party.
     (v) Is disclosed to a third party by the disclosing party without a corresponding obligation of confidence.
     (vi) Is required to be disclosed by the receiving party pursuant to a requirement, order or directive of a government agency or by operation of law subject to prior consultation with the disclosing party's legal counsel.

13. NO RIGHT TO ASSIGN OR TO SUBLICENSE. This Agreement and all rights and duties herein are personal to LICENSEE and are not assignable, in whole or in part, by LICENSEE without OWNER's prior written consent. The rights and duties hereunder may not be mortgaged or otherwise encumbered. Except as provided herein, any grant or attempted grant by LICENSEE of any assignment of part or all of this Agreement, a sublicense, a subcontract or any other act of LICENSEE which in any way attempts to encumber or transfer, or, in fact, encumbers or transfers any of LICENSEE's rights and obligations hereunder, or the sale or attempted sale of a controlling interest in the shares of LICENSEE constitutes a breach of this Agreement. Any change in the control of LICENSEE, either directly or indirectly, without notice to and the prior written consent of OWNER constitutes a breach of this Agreement. Any assignment or other change approved by OWNER shall make this Agreement fully binding upon and enforceable against any successors or assigns.

14. TERMINATION. Without prejudice to any other rights, OWNER shall have the right to terminate this Agreement upon written notice to LICENSEE at any time if:

     (i) LICENSEE shall fail to make any payment (including any payment for artwork or other allowable expenses) due hereunder or to timely deliver any of the statements or ROYALTY REPORTS herein referred to, and if such default shall continue for a period of five (5) business days after written notice of such default is sent by OWNER via certified or registered mail to LICENSEE.

     (ii) LICENSEE shall discontinue its business, LICENSEE shall make any assignment for the benefit of creditors, or shall file any petition under Chapters 10, 11 or 12 of Title 11, United States Code, or file a voluntary petition in bankruptcy, or be adjudicated a bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy, or insolvency shall be appointed under the laws of the United States government or of the several states. In such case termination shall be effective immediately.

     (iii) Notwithstanding anything to the contrary set forth herein, if LICENSEE shall fail to maintain the required minimum NET SALES as provided in EXHIBIT 4.

     (iv) If LICENSEE shall fail to perform any other material term or condition of this Agreement and not cure such failure within twenty (20) days after notice.

     (v) If for any six (6) month period LICENSEE does not diligently and commercially distribute and sell all categories of LICENSED ARTICLES included in EXHIBIT 1 of this Agreement throughout each country in the LICENSED TERRITORY.

     (vi) If OWNER or LICENSEE is ordered to withdraw, discontinue, remove or recall any LICENSED ARTICLE from the market by a government or governmental agency, regulatory body, court or the like.

     (vii) If during any twelve (12) month period OWNER gives more than two
     (2) termination notices to LICENSEE pursuant to this Paragraph regardless of cure by LICENSEE.

     (viii) If LICENSEE does not begin the bona fide manufacture, distribution and sale of the LICENSED ARTICLES on a national basis on or before the date specified in EXHIBIT 4.

     (ix) If LICENSEE does not provide customer service with respect to the LICENSED ARTICLES at the same general standard as it provides customer service with respect to other of its products similar to the LICENSED ARTICLES and such is not corrected within ten (10) business days after notice by OWNER. LICENSEE will exercise its best efforts promptly to resolve any consumer complaints regarding the quality or performance of any LICENSED ARTICLE, and shall periodically report such complaints and their resolution to OWNER. LICENSEE shall notify OWNER immediately of any complaints regarding the LICENSED ARTICLES that involve bodily injury or death or serious property damage and will cooperate with OWNER in the resolution of such complaints. OWNER reserves the right to participate in the resolution of all complaints, but the exercise of such right shall not relieve LICENSEE of its indemnification obligations hereunder.

     Termination of the Agreement under the provisions of this Paragraph shall be without prejudice to any rights which OWNER may otherwise have against LICENSEE. Upon the termination of the license granted herein, notwithstanding anything to the contrary herein, all royalties on sales theretofore made shall become immediately due and payable and no minimum royalties shall be repayable and balances owing on minimum guarantees shall be immediately due and payable. Notwithstanding any termination or expiration of this Agreement, OWNER shall have and hereby reserves all rights and remedies which it has or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the PROPERTY.

In the event this license is so terminated, LICENSEE, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sell, exploit or in any way deal with any of the LICENSED ARTICLES or any carton, container, packing or wrapping material, advertising, promotional or display material pertaining thereto, except with and under the special consent and instruction of OWNER, in writing, which they shall be obligated to follow.

14.1. SELL-OFF PERIOD. After expiration or termination of the license under this Agreement, LICENSEE shall have no further right to manufacture, advertise, distribute, sell, or otherwise deal in any LICENSED ARTICLES which utilize the PROPERTY, except as hereinafter provided.

     (i) LICENSEE shall prepare a fully written inventory list and submit same to OWNER within ten (10) days of the expiration or termination of the license under this Agreement. Such list will include orders on hand, work in process, as well as finished LICENSED ARTICLES.

     (ii) OWNER shall have twenty (20) days thereafter to decide whether to purchase any or all inventory at the lower of cost or fair market value. If OWNER exercises such right of purchase, LICENSEE shall deliver the inventory referred to in OWNER's notice within ten (10) days after OWNER's said notice with the exception of inventory necessary to fulfill orders on hand. OWNER shall pay LICENSEE for such delivered inventory as is in marketable condition within twenty (20) days after its receipt thereof.

     (iii) Upon said expiration or termination, and if OWNER does not elect to purchase the inventory, unless the expiration or termination shall occur as a result of a violation of Paragraph 3, 5 or 11 hereof, LICENSEE, on a non-exclusive basis, may dispose of LICENSED ARTICLES which are on hand or in process at the time of such expiration or termination, for a period of ninety (90) days therefrom, provided all payments with respect to that ninety (90) day period are made in accordance with Paragraph 3 hereof.

15. DISTRIBUTION REQUIREMENTS. LICENSEE agrees to use its best efforts to sell, distribute and supply the LICENSED ARTICLES within the LICENSED TERRITORY hereof. LICENSEE must begin the bona fide manufacture, distribution and sale of the LICENSED ARTICLES on a national basis on or before the date specified on EXHIBIT 4. LICENSEE further undertakes to make and maintain adequate reasonable arrangements for the broadest possible distribution of LICENSED ARTICLES throughout the LICENSED TERRITORY through all regular and permitted channels of distribution for sales to consumers and other organizations (as set forth on EXHIBIT 4). LICENSEE agrees to maintain adequate inventories of the LICENSED ARTICLES as an essential part of its distribution program. In the event OWNER advises LICENSEE that a special promotional effort is to take place in one individual store or chain, LICENSEE agrees to make arrangements for the supply of LICENSED ARTICLES to said store or chain in such quantities as may be required for such effort.

16. NOTICES. All notices, ROYALTY REPORTS, confirmations and statements to be given and all payments to be made hereunder, shall be given or made at the respective address of the parties as set forth below unless notification of a change of address is given in writing and shall be sent by both generally recognized overnight courier service and confirmed facsimile transmission and shall be deemed to have been given when received.

     If to OWNER:        The Stanley Works
                         1000 Stanley Drive
                         New Britain, Connecticut 06053
                         Attention:  Director of Global Licensing
                         Fax: (860) 827-3910

                         Stanley Logistics, Inc.
                         1000 Stanley Drive
                         New Britain, Connecticut 06053
                         Attn:  Vice-President, Licensing
                         Fax: (860) 827-3910

     If to LICENSEE:     To the name and address set
                         forth on EXHIBIT 6.

16.1 NOTICE OF MANDATED RECALL OF LICENSED ARTICLES. Any notice received by LICENSEE, or any entity working for LICENSEE, ordering the withdrawal, discontinuance, removal or recall of any LICENSED ARTICLES from the market by a government or governmental agency, a regulatory body, court or the like shall be immediately reported to OWNER in writing.

17. FORCE MAJEURE. Neither party shall be liable for failure to perform any of their obligations hereunder when such failure is caused by or results from (i) strike, blacklisting, boycott or sanctions however incurred; (ii) acts of God, public enemies, authority of law, embargo, quarantine, riot, insurrection or war; (iii) inability to obtain raw materials; or (iv) any other cause beyond their respective control.

In the event either party is unable to perform its obligations as a consequent of any of the contingencies set forth in this Paragraph for a period of six (6) months or more, either party hereto may terminate this Agreement, which termination shall relieve each party of any liability to the other based upon such termination; however, LICENSEE shall not be released from any of its obligations to make ROYALTY PAYMENTS or any other payments to OWNER pursuant to the terms and conditions of this Agreement.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto and terminates and supersedes any prior agreement or understanding relating to the subject matter hereof between OWNER and LICENSEE. None of the provisions of this Agreement can be waived or modified except in writing signed by both parties, and there are no representations, promises, agreements, warranties, covenants or undertakings other than those contained herein. Neither the tender of this Agreement by OWNER to LICENSEE nor the encashment by OWNER of LICENSEE's ADVANCE PAYMENT shall be binding, provided in the latter case that repayment is made in a commercially prompt and reasonable manner. Only upon delivery to LICENSEE of a fully-executed agreement shall this Agreement be binding.

19. NO JOINT VENTURE. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers or agents, and LICENSEE shall have no power to obligate or bind OWNER in any manner whatsoever.

20. APPLICABLE LAW AND JURISDICTION. The terms and provisions of this Agreement shall be interpreted in accordance with and governed by the laws of the State of Connecticut, United States of America (without reference to any conflict of law provisions thereof). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or otherwise related to this Agreement may be brought against any of the parties only in the Superior Court of the State of Connecticut, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to jurisdiction or venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world and such process shall be effective to confer jurisdiction on such courts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JORE CORPORATION                   THE STANLEY WORKS

By: /s/ Matt Jore                  BY: /s/ Barbara B. [illegible]
   -------------------------------    ---------------------------
TITLE:  Pres.                      TITLE:  Director of Licensing


                                   STANLEY LOGISTICS, INC.

                                   BY: /s/ Barbara B. [illegible]
                                      ---------------------------
                                   TITLE:  Vice President

                                      EXHIBIT 1


LICENSED ARTICLES:
---------------------

DRILLING SYSTEMS, SPECIFICALLY,         LAUNCH YEAR

     ***                                    ***

                                      EXHIBIT 2

LICENSED TERRITORY:
------------------
     ***


TERM OF AGREEMENT:
-----------------
May 1, 1999 through December 31, 2004

                                      EXHIBIT 3

ROYALTY RATE:
------------

   *** of Net Sales

If License Net Sales are *** in the year ***, Licensee has the option to renew the agreement for a term of ***. Annual guarantees during the renewal term will be *** annually, adjusted upward or downward in accordance with the Consumer Price Index for durable goods published by the United States Department of Labor, Bureau of Labor Statistics.

ADVANCE PAYMENT:
---------------

   ***
   ***

GUARANTEED PAYMENTS:
-------------------

Guarantee:     No less than *** during the initial term payable as follows:

          On or before ***    ***

          On or before ***    ***
          On or before ***    ***
          On or before ***    ***  Royalty Payments earned in
                              ***    but no less than
          On or before ***    ***  Royalty Payments earned in
                              ***    but no less than
                         minimum guarantee.

During the renewal term, if any, payable as follows:
adjusted at the start of each calendar year upward or downward in accordance with the Consumer Price Index for durable goods published by the United States Department of Labor, Bureau of Labor statistics.

The annual Guaranteed Payments will be remitted quarterly, as follows:

On or before March 31st, *** of the total guarantee, On or before June 30th, *** of the total guarantee, On or before September 30th, *** of the total guarantee, On or before December 31st, *** of the total guarantee.

                                      EXHIBIT 4


MINIMUM SALES:
-------------

   ***


DISTRIBUTION CHANNEL(S) AND REQUIREMENTS:
----------------------------------------

          *** and other channels approval by OWNER.


DISTRIBUTION START DATE:
-----------------------

1999 Products by ***; 2000 Products by
***; 2001 Products by ***

Any sub-category of Licensed Articles for which the bona-fide distribution has not commenced by the Distribution Start Date shall be eliminated from this Agreement by written notice to LICENSEE by OWNER.

                                      EXHIBIT 5

INSURANCE:
---------

Five million ($5,000,000) combined single limit

                                      EXHIBIT 6

NOTICES:
-------


Jore Corporation
45000 Highway 93 South
Ronan, MT 59864

Attention:  Matt Jore, President, CEO

                                      EXHIBIT 7

LABELING REQUIREMENTS:
---------------------


Standard Form:
-------------

     "[list trademarks used] are the trademarks of The Stanley Works and subsidiaries."

Short Form (to be used with OWNER's prior written consent):
----------------------------------------------------------

     -TM-TSW and subs.

                                      SCHEDULE A


PROPERTY:
--------

STANLEY-Registered Trademark- AND THE STANLEY LOGO.


                                     [LOGO]

                                     [LOGO]

                                     [LOGO]

This schedule may be amended by OWNER upon one hundred twenty (120) days notice to LICENSEE or expanded upon written approval by OWNER.

                                              TIME PERIOD COVERED_______________

                                      SCHEDULE B

                           ROYALTY REPORT FORM (BY COUNTRY)

SKU#    Description   Price/Unit  Units Sold Total Sales Less Returns     Less       Net Sales
                                                                       Allowances
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                   Total Net Sales_______________
                                   x Royalty Rate_______________%
                                   Royalties Due_________________
                                   Less Advances (              )
                                   Total Royalties Due $_________


_________________________________
Signature of Authorized
Officer Certifying foregoing
to be accurate

Name:_____________________________
Title:____________________________
Date:_____________________________

                                      SCHEDULE C

                             ARTWORK ASSIGNMENT AGREEMENT

IN CONSIDERATION OF One Dollar ($1.00) and other good and valuable consideration paid or to be paid to ____________________________________(the "Contractor") by
______________________________________________("Company"), the parties hereto agree as follows:

(a) Contractor represents and warrants that Contractor will create all ______ to be submitted by Contractor hereafter to Company, including, without limitation, all
     __________________________________ and __________________________done and to be done in connection with a property of _______________________ known as _____________________________. (All such materials created by
     Contractor and all drafts, outlines, and other preparatory materials shall collectively be called the "Work" herein). Contractor warrants and represents that the Work shall be original with Contractor and shall not infringe the rights of any third parties; and that _________________________has the exclusive right forever and throughout the universe to exploit the Work and the results and proceeds of Contractor's services rendered in connection therewith.

(b) The Work is and shall be considered a work made for hire for ____________________ and ________________________owns and shall own all right, title and interest in and to the Work and the results and proceeds of Contractor's services rendered in connection therewith, including, without limitation, all copyrights and renewals and extensions of copyright therein.

(c) To the extent that any such ownership in such Work does not vest in ______ by reason of Contractor's status as an employee for hire: Contractor hereby assigns and transfers in whole to _____________________, all right, title, and interest in and to such Work and the results and proceeds thereof to the extent that Contractor has, had, or will have any interest therein, including without limitation, all copyrights and renewals and extensions of copyright therein.

(d) The Work may be registered for copyright in the name of ____________________, and ____________________________ shall own and possess all physical material in which or on which the Work is embodied or reproduced, by or on behalf of Contractor. __________________ shall have the exclusive right forever throughout the universe to change, adapt, modify, use, combine with other material, and otherwise exploit the Work in all media and by all means, whether now known or hereafter invented or developed. Contractor hereby waives any and all claims that Contractor may have now or may hereafter have in any jurisdiction to so-called "moral rights" or "droit moral" with respect to the Work, and to the results and proceeds thereof.

(e) Any further compensation paid or to be paid to Contractor for services rendered in connection with the Work shall be described in a separate writing or writings. This Agreement shall constitute the entire understanding between the parties. This Agreement may not be altered, modified or changed in any way without the express written consent of both parties and shall be construed in accordance with the laws of the State of New York applicable to agreements executed and wholly performed therein.

(f) When requested by Company, or _______________________, Contractor shall perform all such acts and things and sign all documents and certificates which the Company may reasonably request in order to carry out the intent and purpose of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

COMPANY:                      CONTRACTOR:


BY:___________________________     BY:______________________________
ITS:__________________________     ITS:_____________________________

DATE:_________________________     DATE:____________________________

[to be notarized]

                                      SCHEDULE D

                    THE STANLEY WORKS AND STANLEY LOGISTICS, INC.
                      ENGAGEMENT CRITERIA FOR PARTNERS & SOURCES


               The Stanley Works and Stanley Logistics, Inc. are global organizations that has a tradition of excellence in its products, in the development of its workforce, and in the high ethical standards that guide our business practices. As we broaden our reach through expanded selling and sourcing operations throughout the world, we insist those we do business with meet those standards and ethical practices that have been associated with our company.

               Partners and sources will be selected on the basis of a shared approach to business. An approach that is ethical, recognizes human rights, and protects the environment. Otherwise, we would compromise the reputation of our company, undermine our values and place our stakeholders at risk.

ENGAGEMENT CRITERIA
-------------------

          The following Engagement Criteria addresses issues primarily under the control of our business partners, sources and vendors. A prior examination of the social, political and business environment in the countries in which we wish to source will also be a factor in our decision to do business in a country.

          Where applicable, The Stanley Works and Stanley Logistics, Inc. existing policies and procedures will apply. The standard of performance in this document agrees with those policies and procedures. In many cases, standards defined under the Engagement Criteria will also apply to subcontractors of our partners and sources.

        1. ETHICAL STANDARDS. We will only do business with those who use sound and legal practices, minimize the potential for conflicts of interest, prohibit the giving or receiving of gifts and gratuities, place the utmost importance in truth and full disclosure, and comply with all specifications, quality criteria and product requirements.

        2. HEALTH & SAFETY. Our business partners must be committed to a safe and healthy work place and must comply with all applicable laws and regulations that apply to health and safety. Further, there must be an appropriate method of dealing with hazardous materials. Our partners who provide residential facilities must also maintain those facilities in a healthy and safe manner.

        3. ENVIRONMENTAL. Our partners must be committed to environmentally safe practices and must be in compliance with all applicable laws and environmental regulations. Care must be taken with any environmentally sensitive substances or processes.

        4. EMPLOYMENT PRACTICES. We will only do business with those who do not subject their workers to physical risks, recognize the right of free association, and do not exploit their workers.

           WAGES & BENEFITS: Must comply with the law and/or prevailing local practices. All fees and/or wage deductions must be fair and reasonable.

           WORKING HOURS: Must be present on a daily, weekly and monthly basis with compensation for overtime. Usually this means no more than a 60 hour work-week with one (1) day off within a seven (7) day period.

           CHILD LABOR: Use by our partners or sources or their sources of vendors of child labor is forbidden. A "child" is a person under the age of 16 years.

           FORCED LABOR: Use by our partners or sources or their sources or vendors of forced or prison labor is forbidden.

           DISCIPLINARY PRACTICES: We will not do business with those who use mental or physical threats. Physical punishment of any kind is forbidden.

           NON-DISCRIMINATION: We believe in cultural diversity and support employment practices based on individual skills and abilities. We will not do business with those you discriminate in any way.

        5. GENERAL. Our intent is to do business with partners, sources and vendors who contribute to the betterment of their communities and who train and develop their workers.

OUR COMMITMENT

          Partners and Sources who do business with The Stanley Works and Stanley Logistics, Inc. can expect the following:

     A professional approach to business that emphasizes customer satisfaction, product quality, and recognizes the right of our partners and sources to receive a fair return for their efforts.

     Regular contact with The Stanley Works and Stanley Logistics, Inc.
       personnel for program and management and technical support.

     Business conducted in an open and truthful way with conduct that is ethical at all times and under all circumstances.